Exhibit 24 - 1 - POWER OF ATTORNEY FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144 IN RESPECT OF SECURITIES OF RETAIL OPPORTUNITY INVESTMENTS CORP. The undersigned hereby constitutes and appoints each of Stuart A. Tanz, Michael B. Haines, Lauren Silveira, Jay L. Bernstein, Jacob A. Farquharson, Robert M. Worden, Lorenzo Ricchi and Lewis Eldridge or an one of them acting alone, as the undersigned s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the undersigned in the undersigned s name and stead in an and all capacities, to sign and file for and on the undersigned s behalf, in respect of an acquisition, disposition or other change in ownership of any shares of common stock, par value $0.0001 per share, of Retail Opportunity Investments Corp. (the Company ), the following: (i) any Form ID to be filed with the Securities and Exchange Commission (the SEC ); (ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC; (iii) any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC; (iv) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC; (v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and (vi) any and all agreements, certificates, receipts, or other documents in connection therewith. The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned s representative and on the undersigned s behalf, information on transactions in the Compan s securities from an third part , including brokers, emplo ee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information. The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof. The undersigned acknowledges that: (i) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned s responsibilit to compl with the requirement of the Securities E change Act of 1934, as amended (the Exchange Act ), (ii) an liabilit of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned s obligations under the E change Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

Exhibit 24 [Signature Page to Power of Attorney] This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney. Date: December 29, 2021 /s/ Angela K. Ho Angela K. Ho